                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      The Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                ENNIS BUSINESS FORMS, INC.
--------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           ENNIS BUSINESS FORMS, INC.
                           1510 N. HAMPTON, SUITE 300
                              DESOTO, TEXAS 75115
                            TELEPHONE (972) 228-7801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 2000

                            ------------------------

To the Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ennis Business Forms, Inc., a Texas corporation (the "Company"), will be held in The DeSoto City Hall, 211 East Pleasant Run Road, DeSoto, Texas 75115 at
10:00 a.m., Central Daylight Time, on Thursday, June 15, 2000 for the following purposes:

    1.  To elect three directors for terms ending in 2003;

    2. To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending February 28, 2001; and

    3.  To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on April 17, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

    IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

    A copy of the Company's Annual Report for the fiscal year ended
February 29, 2000, which contains financial statements and other information of interest to shareholders, is being mailed to you.

                                          By Order of the Board of Directors,

                                          Harve Cathey
                                          SECRETARY

DeSoto, Texas
May 12, 2000

                           ENNIS BUSINESS FORMS, INC.
                           1510 N. HAMPTON, SUITE 300
                              DESOTO, TEXAS 75115
                            TELEPHONE (972) 228-7801

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 2000
                                 10:00 A.M. CDT
                              THE DESOTO CITY HALL
                           211 EAST PLEASANT RUN ROAD
                              DESOTO, TEXAS 75115

                            ------------------------

    The holders of the Company's Common Stock of record at the close of business on April 17, 2000 are entitled to vote at the Annual Meeting of Shareholders, which will be held on June 15, 2000. A form of Proxy is enclosed for use at such meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. The proxy is solicited by the board of directors of the company and is revocable at any time before it is exercised. This proxy statement is first mailed to shareholders on May 12, 2000.

VOTING RIGHTS AND VOTES REQUIRED

    At the close of business on April 17, 2000, the Company had 16,191,795 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote, except in the election of directors, shareholders may cumulate their votes. See "Election of Directors".

    The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors.

    With regard to the election of directors, votes may be cast in favor or withheld, votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of directors.

VOTING OF PROXIES

    If the accompanying proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instructions to the contrary, such shares will be voted in favor of the nominees for election to the Board of Directors listed in this proxy statement and named in the accompanying Proxy. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying proxy to vote all properly executed proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

REVOCATION OF PROXIES

    Any stockholder may revoke such stockholder's proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A proxy may be revoked by filing with Harve Cathey, Secretary of Ennis Business Forms, Inc., at the Annual Meeting, a written notice of revocation or a subsequently dated, executed proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

COST OF SOLICITATION

    The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy and the cost, which is estimated to be nominal, of further solicitation hereinafter referred to, is to be borne by the Company. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, facsimile machine or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting material to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but the Company will reimburse such persons for their out-of-pocket expenses incurred in this connection.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following persons own more than five percent of the outstanding voting securities of the Company:

                    NAME AND ADDRESS OF          AMOUNT AND NATURE      PERCENT
TITLE OF CLASS      BENEFICIAL OWNER(1)       OF BENEFICIAL OWNERSHIP   OF CLASS
--------------  ---------------------------   -----------------------   --------
Common Stock    Royce & Associates, Inc.          1,299,500 shares        8.0%
                1414 Avenue of the Americas
                New York, New York 10019

------------------------

(1) This information was obtained from the Schedule 13g filing by Royce & Associates, Inc. on February 1, 2000.

    The following table lists, as of the close of business on April 17, 2000, the Company's common stock beneficially owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group:

                                                  COMMON STOCK BENEFICIAL OWNERSHIP
                                          --------------------------------------------------
                                                           NUMBER OF SHARES
                                          --------------------------------------------------
                                                                    OBTAINABLE                 PERCENT OF
                                          DIRECTLY   INDIRECTLY    THROUGH STOCK               OUTSTANDING
NAME/GROUP                                 OWNED       OWNED      OPTION EXERCISE    TOTAL       SHARES
----------                                --------   ----------   ---------------   --------   -----------
Joe R. Bouldin..........................        0       2,134(1)        4,875         7,009       *
James B. Gardner........................   13,125       4,000(3)                     17,125       *
Harold W. Hartley.......................    3,375      26,975(2)                     30,350       *
Robert L. Mitchell......................   59,581                                    59,581       *
Thomas R. Price.........................   21,500      30,000(3)                     51,500       *
Kenneth G. Pritchett....................   10,000       7,000(3)&(4)                 17,000       *
Ewell L. Tankersley.....................   10,825       1,600(3)                     12,425       *
James C. Taylor.........................    4,000                                     4,000       *
Keith S. Walters........................    7,650                       5,000        12,650       *
All Directors and Executive Officers as
  a group (13)..........................  156,056      74,352          22,875       253,283        1.7%

------------------------

(1) Indirect shares attributable to Mr. Bouldin are shares held by Trustee of Ennis Business Forms, Inc. Employee Stock Ownership Plan.

(2) Shares held in trust of which Mr. Hartley is one of two trustees with shared voting power.

(3) Indirect shares attributable to Mr. Gardner, Mr. Price, Mr. Pritchett and Mr. Tankersley are held in trust for the benefit of the named Directors. Each has voting power over the shares.

(4) Additional shares held in a Profit Sharing plan in which Mr. Pritchett has a beneficial interest.

(5) Shares exercisable through stock option exercise represent options exercisable within 60 days.

 * Indicates less than 1%.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

    The Board of Directors is composed of nine directors, six of whom are not, and have not been, officers or employees of the Company. The terms of three directors currently expire at this year's Annual Meeting, the terms of three directors currently expire at the 2001 Annual Meeting and the terms of three directors currently expire at the 2002 Annual Meeting. At this year's Annual Meeting, three directors will be elected for a term expiring at the 2003 Annual Meeting. The Board of Directors recommends the election of the nominees for election to the terms expiring in 2003.

    Provided a quorum is present, a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote is required to elect directors. With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder's votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder's intention to vote cumulatively to the corporate secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote may cumulate their votes. Upon such written notice, the persons named in the accompanying form of Proxy may cumulate their votes if additional persons are nominated at the Annual Meeting for the election of directors. As a result, the Board of Directors is soliciting discretionary authority to cumulate votes.

    The following table sets forth certain information concerning each nominee and continuing director. Except as set forth therein, none of the nominees or continuing directors is an officer or director of any other publicly owned corporation or entity.

                       THREE-YEAR TERMS EXPIRING IN 2003

                                                                                           YEAR IN WHICH
                                                                                            SERVICE AS A
NAME OF NOMINEE                               BACKGROUND                          AGE      DIRECTOR BEGAN
---------------         ------------------------------------------------------  --------   --------------
Robert L. Mitchell, Retired President and Chief Operating Officer of the         66           1985
Company.
                        Mr. Mitchell retired in December 1989. Prior to that
                        date, he served as President and Chief Operating
                        Officer of the Company from April 1985, and was
                        continuously employed by the Company beginning in
                        1969.

Thomas R. Price, Owner and President of Price Industries, Inc., Ennis, Texas.    61           1989
                        Mr. Price has been engaged in his present occupation
                        since 1975 and is a director of Price Bros. Co.,
                        Dayton, Ohio.

Ewell L. Tankersley, Ranching and Investments.                                   67           1988
                        Since his retirement from KPMG LLP (formerly KPMG Peat
                        Marwick LLP) in June 1985, Mr. Tankersley has engaged
                        in the business of ranching, private investing, and,
                        until early 1992, in the private consulting business.
                        Mr. Tankersley served as an audit partner with KPMG
                        Peat Marwick LLP from 1966 until his retirement in
                        1985.

                       THREE-YEAR TERMS EXPIRING IN 2001

                                                                                          YEAR IN WHICH
       NAME OF                                                                             SERVICE AS A
 CONTINUING DIRECTOR                         BACKGROUND                          AGE      DIRECTOR BEGAN
---------------------   -----------------------------------------------------  --------   --------------
Harold W. Hartley, Investments.                                                 76           1971
                        Mr. Hartley retired in December 1985 and since that
                        time has managed his private investments. From June
                        1984 to December 1985, he served as a consultant to
                        Tenneco Financial Services, Inc. From February 1981
                        to June 1984 Mr. Hartley served as Executive
                        Vice-President of Tenneco Financial Services, Inc.
                        Mr. Hartley serves as a director of the Conseco Fund
                        Group.

Kenneth G. Pritchett, President of Ken Pritchett Properties.                    62           1999
                        Ken Pritchett Properties, Inc. is a Commercial and
                        Residential Development Corporation in the Dallas/Ft.
                        Worth Metropolitan area since 1968, specializing in
                        shopping center and exclusive residential
                        development. Mr. Pritchett is on the Board of
                        Trustees, and Chairman of the Planning Committee for
                        Charlton Methodist Hospitals. He is a Life Director
                        for the National Home Builders, and the Texas Home
                        Builders Association. He serves on the Executive
                        Committee for the Metropolitan Homebuilders
                        Association.

                                                                                          YEAR IN WHICH
       NAME OF                                                                             SERVICE AS A
 CONTINUING DIRECTOR                         BACKGROUND                          AGE      DIRECTOR BEGAN
---------------------   -----------------------------------------------------  --------   --------------
James C. Taylor, Principal, The Anderson Group Inc. Bloomfield Hills,           58           1998
Michigan.
                        The Anderson Group Inc. is a private investment firm
                        engaged in the acquisition and management of
                        businesses in a variety of industries. Since joining
                        The Anderson Group Inc. in 1989, Mr. Taylor has
                        served as the President and Chief Executive Officer
                        of three businesses affiliated with The Anderson
                        Group Inc.: Burwood Products Company, a wall decor
                        and clock manufacturer (February 1995 to the
                        present); The Bargeman Company, a supplier of
                        proprietary products to the recreational vehicle and
                        utility trailer industries (January 1992 to December
                        1994); and Advance Stamping Company, a supplier of
                        metal stampings to the automotive, electrical and
                        hardware industries (January 1989 to September 1991).
                        Prior to 1989, Mr. Taylor was with United
                        Technologies Corporation for 19 years, primarily in
                        manufacturing operations, including 7 years as a
                        Group Vice President.

                       THREE-YEAR TERMS EXPIRING IN 2002

                                                                                              YEAR IN WHICH
       NAME OF                                                                                 SERVICE AS A
 CONTINUING DIRECTOR                           BACKGROUND                            AGE      DIRECTOR BEGAN
---------------------   ---------------------------------------------------------  --------   --------------
Keith S. Walters, Chairman of the Board, CEO and President of the Company.          50           1997
                        Mr. Walters joined the Company in August 1997 as Vice
                        President--Commercial Printing Operations and was
                        appointed Vice Chairman of the Board and Chief Executive
                        Officer in November 1997. Prior to joining the Company,
                        Mr. Walters was with Atlas/Soundolier, a division of
                        American Trading and Production Company, for 8 years,
                        most recently as Vice President of Manufacturing. Prior
                        to that time, Mr. Walters was with the Automotive
                        Division of United Technologies Corporation for
                        15 years, primarily in manufacturing and operations.

James B. Gardner, Managing Director of Service Asset Management Company.            65           1970
                        Mr. Gardner has been associated with this financial
                        services firm, since May 1994. Mr. Gardner has also been
                        a director of Century Telephone Enterprises, Inc. since
                        1981 and serves as a director of NAB Asset Corporation.

Joe R. Bouldin, Director of the Company's Central Business Unit.                    49           1998
                        Mr. Bouldin is Director of the company's Central Business
                        Unit and has held this position since August 1999.
                        Mr. Bouldin was elected Director of the Company in July
                        1998. The Company has continuously employed Mr. Bouldin
                        since 1975 in various management positions.

BOARD COMPENSATION

    Non-employee directors receive an annual retainer of $15,000 plus $1,500 for each board meeting attended and $1,000 for each committee meeting attended other than in conjunction with a board meeting. In addition, each committee chairman receives an annual retainer of $4,000. The Company also reimburses travel and accommodation expenses of directors incurred with respect to board and committee meetings. The Company grants each outside director an option to purchase 10,000 shares at the time of election and 5,000 shares annually while service as a director continues. These are non-qualified options as provided under the 1998 Option and Restricted Stock Plan. Pursuant to this policy, Mr. Gardner,
Mr. Hartley, Mr. Mitchell, Mr. Price, Mr. Tankersley and Mr. Taylor were granted options of 5,000 shares each on April 1999 and Mr. Pritchett was granted an option of 10,000 shares upon his election in April 1999.

MEETINGS OF BOARD AND COMMITTEES

    The Company's Board held six meetings during the fiscal year ended
February 29, 2000. The Board's Executive Compensation and Stock Option, Audit and Executive committees each held three meetings. The Nominating committee met once. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which each served during the fiscal year.

COMMITTEES OF THE BOARD

    AUDIT COMMITTEE. This committee meets with the independent certified public accountants twice a year to review the annual audit plan and the results of their audit examination. All members are independent within the listing standards of the New York Stock Exchange. The committee reviews the effectiveness of the Company's internal control policies and procedures, the activities of the Company's internal audit function and considers any issues raised by the independent certified public accountants. The committee currently consists of Mr. Mitchell (Chairman), Mr. Hartley, Mr. Price and Mr. Tankersley.

    EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE. See Executive Compensation for a discussion of the purpose of the Committee and the names of the directors who serve on this Committee.

    NOMINATING COMMITTEE. This committee considers and makes recommendations to the Board of Directors regarding any nominee submitted for election to the Board, whether submitted by management, by other members of the Board of Directors or by shareholders. Although no nominee has ever been submitted by shareholders, in the event any shareholder wishes to nominate a candidate for director, the Board of Directors, through this committee, would consider such a nomination upon receipt of a written nomination, including the business history of the candidate, mailed to the attention of the Board of Directors or upon an oral presentation of the candidate's qualifications to the Board of Directors or the committee. The committee currently consists of Mr. Hartley (Chairman), Mr. Pritchett and Mr.Taylor.

    EXECUTIVE COMMITTEE. This committee advises and consults with the Chief Executive Officer regarding the management of the business and affairs of the Company and makes recommendations for consideration by the full Board of Directors. The committee currently consists of Mr. Gardner (Chairman),
Mr. Walters and Mr. Tankersley.

                        REPORT ON EXECUTIVE COMPENSATION

    The Executive Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee"), which is composed entirely of the three non-employee directors listed below, has furnished the following report on executive compensation. The Committee report documents the components of the Company's executive officer compensation programs and describes the compensation philosophy on which 2000 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the four other executive officers that are named in the compensation tables who are currently employed by the Company (the "Named Executives"). The decisions of the Committee with respect to the compensation of the executive officers are submitted to and subject to ratification by the Board of Directors prior to implementation.

COMPENSATION PHILOSOPHY

    The executive compensation program of the Company is reviewed annually by the Committee and it is the philosophy of the Company that executive compensation is directly linked to continuous improvements in corporate performance. Specifically, the following objectives have been adopted by the Committee as guidelines for compensation decisions:

    - Provide a competitive total executive compensation package that enables the Company to attract and retain key executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business.

    - Enhance the compensation potential of executives by integrating pay programs with the Company's annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives.

    - Provide variable compensation opportunities that are linked with the performance of the Company, emphasizing net earnings, return on capital and revenue growth.

    The Committee engaged a recognized independent compensation consultant, in fiscal year 1999 to serve as the Committee's independent consultant and to undertake a third-party evaluation of current compensation arrangements in light of competitive market conditions.

CASH COMPENSATION

    Cash compensation includes base salary and the Company's annual incentive plan awards. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the range of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. The performance of each Named Executive officer is reviewed annually by the Committee and the Chief Executive Officer in the case of the other executive officers, taking into account the Company's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Committee accesses comparable salary and incentive compensation information for a number of representative companies in the industry for comparison purposes. Following its review of the performance of the Company's Named Executive officers, the Committee reports its recommendations for salary increases and incentive awards to the Board of Directors. In fiscal year 2000, annual base salary increases and incentive compensation awards were approved by the Committee and reported to the Board of Directors for all of the Named Executives, and incentive compensation awards were approved by the Committee for all of the executive (other than the Named Executives). The Committee believes the recommended salary increases and incentive awards were warranted, are properly aligned to the Board's compensation philosophy, and consistent with the performance of such executives during fiscal year 2000 based on the Committee's evaluation of each individual's overall contribution to accomplishing the Company's fiscal year 2000 corporate goals and of each individual's achievement of individual goals during the year.

STOCK OPTIONS

    The Committee believes that it is essential to align the interests of the Company executives and other management personnel responsible for the growth of the Company with the interests of the Company's stockholders. The Committee believes the long-term alignment of its executives to shareholders is best accomplished through the provision of stock option grants. Therefore, pursuant to the recommendation of the members of the Committee, the Company's Board of Directors and stockholders approved the 1998 Option and Restricted Stock Plan at the June 18, 1998 Shareholders Meeting that provides for granting stock options and restricted stock awards. The purpose of this Plan is to foster and promote the long-term financial success of the Company by providing a means through which the Company and its subsidiaries can attract and retain key executive and managerial employees, consultants and non-employee directors who can contribute materially to that success. The Committee will continue to review long-term incentives and make recommendations, where appropriate, to the Company's Board of Directors, from time to time, to assure the Company's executive officers and other key employees are appropriately motivated and rewarded based on the long-term financial progress of the Company.

COMPENSATION OF CEO

    In determining the compensation of Mr. Keith Walters, the Chairman and Chief Executive Officer, the Committee (with Mr. Walters not participating) with the assistance of the Committee's independent compensation consultant considered the Company's operating and financial results for fiscal year, evaluated his individual performance and contribution to those results, and considered the compensation range for other chief executive officers of companies in the industry. Based on that review and assessment, the Committee recommended and the Company's Board of Directors acknowledged that his base annual salary was adjusted to $325,000 (midpoint for his position in the Company's salary administration system). A performance bonus of $238,362 was approved for Mr. Walters based on predetermined performance criteria on revenue growth, return on capital employed and net income. In addition, Mr. Walters was granted 100,000 stock options in fiscal year 2000.

SUMMARY

    As demonstrated in each of the plans above, compensation in all its forms is linked directly to objective performance criteria of the Company, business units where applicable, and the individual executive's performance. By doing so, the Committee has created an environment which encourages long-term decisions which will benefit the Company, its shareholders, customers, and employees and at the same time allows the executives, managers, and key contributors within the Company to share in the success of those decisions and actions. Furthermore, the Committee believes that the total compensation program for executive officers of the Company will be competitive with the compensation programs provided by other corporations with which the Company competes.

    The Committee believes the actions taken regarding executive compensation were appropriate in view of individual and corporate performance.

Ewell L. Tankersley--Chairman        James B. Gardner                James C. Taylor

SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") disallows a corporation's deduction for remuneration paid to its chief executive officer and its named executive officers in excess of $1 million per person. Performance-based compensation and certain other compensation, as defined, is not subject to the deduction limitation of this regulation. The Company does not believe that any compensation paid to its named executive officers will not be deductible by the Company under this provision.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has entered into employment agreements with the executive officers of the Company. The agreements provide that for a continuing three-year employment period plus two 1-year extensions. Each of such employment agreements provides that if the officer terminates his employment for good reason or during the two-year period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination, (b) make a lump sum severance payment to him of the amount determined by multiplying his base amount times a multiple per his agreement,
(c) accelerate vesting of all long-term incentives, to include but not limited to stock options, restricted stock, any other long-term incentive grants, and
(d) continue to provide certain welfare plan and other benefits for a period of one year or as long as such plan or benefits allow or until the executive is employed under the benefit plans of another company.

    For purposes of the employment agreements, "good reason" includes (i) a change in the officer's position, authority, duties or responsibilities,
(ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement and (iv) a reduction in base annual salary.

CERTAIN TRANSACTIONS

    During fiscal year 2000 with approval from the Board of Directors, Jamces C. Taylor, a director of the Company, provided certain consulting service to the Company's wholly-owned subsidiary, Connolly Tool & Machine Co. with respect to certain internal organizational and management matters, for which Mr. Taylor was paid $32,250 and reimbursed for reasonable related expenses. Management believes that the terms of Mr. Taylor's engagement were no less favorable to the Company than could have been obtained from a comparably qualified unrelated third party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All of the members of the Executive Compensation and Stock Option Committee are non-employee directors of the Company and are not former officer of the Company. During fiscal year 2000, no executive officer of the Company served as a member of the Board of Directors or on the compensation committee of a corporation of which an executive officer served on the Executive Compensation and Stock Option Committee or on the Board of Directors of the Company.

                          SUMMARY COMPENSATION TABLE*

                                                                                               NUMBER OF
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                                                                OPTIONS
                                                           ANNUAL COMPENSATION(B)              LONG-TERM
                                                  -----------------------------------------   COMPENSATION
NAME AND PRINCIPAL POSITION(A)                      YEAR      SALARY     BONUS      OTHER        AWARDS
------------------------------                    --------   --------   --------   --------   ------------
Keith S. Walters(c).............................      2000   $315,384   238,362                  100,000
  Chairman of the Board,                              1999   $233,461   134,750                  100,000
  President and Chief Executive Officer               1998   $ 79,243                             20,000

Ronald M. Graham................................      2000   $115,115    49,306                   15,000
  Vice President--Human Resources                     1999   $ 79,464    30,800                   16,000

David P. Erickson...............................      2000   $130,000    38,118                   15,000
  Vice President--Sales and Marketing                 1999   $ 86,154    36,400                   16,000

Robert M. Halowec ..............................      2000   $128,654    63,118                   15,000
  Vice President--Finance And CFO

Harve Cathey ...................................      2000   $ 95,000    25,917
  Secretary and Treasurer

------------------------

 * There were no Restricted Stock Awards, SARs or LTIP Payouts during the three most recent fiscal years.

(a) This table includes the Chief Executive Officer and all other executive officers whose compensation exceeded $100,000 for the most recent fiscal year.

(b) All amounts are for fiscal years ended February 28 or 29.

(c) Mr. Walters joined the Company in August 1997 as Vice President-- Commercial Printing Operations and served in that position until being named Vice Chairman of the Board and Chief Executive Officer in November 1997. In
    June 1998, Mr. Walters was elected Chairman of the Board and Chief Executive Officer, and in July 1998 to the additional office of President.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                      POTENTIAL REALIZABLE
                                                                                            VALUE AT
                              NUMBER OF                                                   ASSUMED PRICE
                             SECURITIES      % OF TOTAL                                   APPRECIATION
                             UNDERLYING     OPTIONS/SARS   EXERCISE OR                   FOR OPTION TERM
                            OPTIONS/SARS     GRANTED TO    BASE PRICE                 ---------------------
                             GRANTED(1)     FISCAL YEAR     PER SHARE    EXPIRATION      5%         10%
                            -------------   ------------   -----------   ----------   --------   ----------
David Erickson............      15,000          10.3%         8.69        04/21/09    $ 72,000   $  177,000
Ronald M. Graham..........      15,000          10.3%         8.69        04/21/09    $ 72,000   $  177,000
Robert M. Halowec.........      15,000          10.3%         8.69        04/21/09    $ 72,000   $  177,000
Keith S. Walters..........     100,000          69.1%         8.69        04/21/09    $479,000   $1,180,000

------------------------

(1) Total number of options granted to employees during fiscal 2000 was 145,000.

(2) Options become exercisable in increments of 25% per year (cumulative) beginning April 21, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      BY FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED
                                                             OPTION/SARS AT
                                                             FISCAL YEAR END
                                                       ---------------------------
NAME                                                   EXERCISABLE   UNEXERCISABLE
----                                                   -----------   -------------
Keith S. Walters.....................................      1,250        218,750
Robert M. Halowec....................................         --         15,000
Ronald M. Graham.....................................         --         31,000
David P. Erickson....................................         --         31,000
Harve Cathey.........................................     13,000         12,500

No shares were acquired upon the exercise of a stock options during the last fiscal year, and there were no unexercised in-the-money options at the fiscal year end.

                             PENSION PLAN TABLE(1)

                                 YEARS OF SERVICE
               ----------------------------------------------------
REMUNERATION      15         20         25         30         35
------------   --------   --------   --------   --------   --------
  $125,000     $19,392    $25,856    $32,321    $38,785    $45,249
   150,000      24,080     32,106     40,133     48,160     56,186
   175,000      28,767     38,356     47,946     57,535     67,124
   200,000      33,455     44,606     55,758     66,910     78,061

------------------------

(1) The Company has a noncontributory retirement plan that covers substantially all of the employees of the Company and certain of its subsidiaries. The plan provides for retirement benefits on a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of sixty-five. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Revenue Reconciliation Act of 1993, effective March 1, 1997, the maximum annual compensation covered by the plan is limited to $160,000. Future years' maximum can be increased for inflation. The tables above sets forth approximate annual retirement benefits that would be received under the plan, computed on the basis of the specified average annual earnings and years of service. The table presents annual benefit amounts for remuneration above the current $160,000 since
    (a) the $160,000 maximum can increase with inflation and (b) prior to 1994 the maximum annual compensation limitation was more than $160,000.

    The number of full years of continuous service in the plan as of February 29, 2000 for Mr. Walters, Graham, Erickson, Halowec and Cathey were 2, 1, 1, 0 and 30, respectively.

                          FIVE-YEAR STOCK PERFORMANCE

    The graph below provides an indicator of cumulative total shareholder returns for the Company compared with the S&P 500 Stock Index(1) and a Peer Group(2).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           S&P 500  ENNIS BUSINESS FORMS, INC.  PEER GROUP
Feb. 1995      100                         100         100
Feb. 1996      135                          86         129
Feb. 1997      170                          89         170
Feb. 1998      229                          91         165
Feb. 1999      275                          81         129
Feb. 2000      307                          73         102

    Assumes $100 invested on February 28, 1994 in Ennis Business Forms, Inc. Common Stock, the S&P 500 Index and Peer Group common stock.

    Total shareholder returns assume reinvestment of dividends.

------------------------

(1) The data to prepare this performance comparison was obtained from Standard & Poor's Compustat Services, Inc.

(2) The Peer Group consists of the following publicly-held business forms manufacturers: Moore Corporation Ltd., The Standard Register Company, Wallace Computer Services, Inc., New England Business Services, Inc., Mail-Well, Inc., The Reynolds & Reynolds Company and Ennis Business Forms, Inc. American Business Products, Inc.was acquired in 1999 by Mail-Well, Inc., which has been added to the Peer Group.

                       SELECTION OF AUDITORS (PROPOSAL 2)

    The selection of independent auditors is to be ratified at the meeting and it is intended that persons named in the accompanying form of Proxy will vote for KPMG LLP, Certified Public Accountants, who have served continuously as auditors of the Company since fiscal 1959. Mr. Tankersley was an Audit Partner with KPMG LLP until his retirement in 1985. Representatives of the firm will be present at the Annual Meeting of shareholders to answer questions and to make any statements they wish to make regarding the Company's financial statements. Ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting. The members of the Audit Committee of the Board of Directors, join with the remaining members of the Board of Directors in recommending the ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending February 28, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to the Company, the Company believes that during the fiscal year ended February 29, 2000, all Section 16(a) filing requirements applicable to its officers and directors were made.

                                 MISCELLANEOUS

    Management is not aware of any other matters that may be presented for action at the meeting. If any other matters should be presented at the meeting for which a vote may properly be taken, then the enclosed form of Proxy will be voted in such manner as the persons named in the Proxy shall in their discretion determine.

    The Company will upon written request furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 29, 2000 filed with the Securities and Exchange Commission. Such written request should be directed to Harve Cathey, Secretary, Ennis Business Forms, Inc., 1510 N. Hampton, Suite 300, DeSoto, Texas 75115.

    If you do not expect to attend the meeting, please date, sign and return the Proxy at your earliest convenience. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated, as it will save the expense of further mailing.

                             SHAREHOLDER PROPOSALS

    In order for proposals of shareholders to be considered for inclusion in the proxy statement and form of Proxy for the 2001 Annual Meeting of Shareholders, the Secretary of the Company must receive such proposals not less than 120 days in advance of May 15, 2001.

                                          By Order of the Board of Directors

                                          Harve Cathey
                                          SECRETARY

DeSoto, Texas
May 12, 2000

PROXY                                                                     PROXY
                         ENNIS BUSINESS FORMS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Keith S. Walters, Robert M. Halowec and Harve Cathey, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Ennis Business Forms, Inc. held of record by the undersigned at the close of business on April 17, 2000 at the Annual Meeting of Shareholders to be held June 15, 2000 or any adjournment thereof.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.

        (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

-------------------------------------------------------------------------------

                        ENNIS BUSINESS FORMS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

1. ELECTION OF DIRECTORS FOR TERM ENDING IN 2003--                    For All
   NOMINEES: 01-Robert L. Mitchell,                    For  Withhold  (Except Nominee(s)
             02-Thomas R. Price and                    All     All    written below)
             03-Ewell L. Tankersley.                   / /     / /     / /
   ------------------------------------------------

2. Proposal to approve the selection of KPMG           For  Against  Abstain
   LLP as independent auditors for the fiscal          / /     / /     / /
   year ending February 28, 2001.

3. In their discretion, the Proxies are                For  Against  Abstain
   authorized to vote upon such other                  / /     / /     / /
   business as may properly come before
   the meeting.

                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
                                IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND
                                IN THE PROXIES' DISCRETION ON MATTERS ARISING UNDER 3. THIS
                                PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PROXIES TO
                                CUMULATE VOTES FOR THE ELECTION OF THE NOMINEES FOR WHICH
                                PROXY AUTHORITY IS GIVEN IF (A) CUMULATIVE VOTING IS THEN IN
                                EFFECT, (B) ADDITIONAL PERSONS ARE NOMINATED AND (C) SUCH
                                PROXIES DETERMINE THAT SUCH ACTION IS NECESSARY TO ELECT AS
                                MANY OF MANAGEMENT'S NOMINEES AS POSSIBLE.

                                Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                   Dated: ___________________________________, 2000

                                Signature _________________________________________________________

                                Signature if held jointly _________________________________________

-------------------------------------------------------------------------------
           PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                            YOUR VOTE IS IMPORTANT!

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.